Exhibit 99.1

ORGANICELL REGNERATIVE MEDICINE, INC. UPLIST OF COMMON STOCK TO OTCQB APPROVED

Common Stock to trade on OTCQB under the symbol “OCEL” commencing November 9, 2021

PRESS RELEASE

Miami, FL (November 9, 2021) — Organicell Regenerative Medicine, Inc. (OTCQB: OCEL), a clinical-stage biopharmaceutical company dedicated to the development of regenerative therapies, announced today that its application to uplist its common stock to the OTCQB Venture Market (the “OTCQB”) has been approved by OTC Markets Group, Inc. Organicell’s common stock will commence trading on the OTCQB under the symbol “OCEL” commencing at the opening of the market on November 9, 2021.

The OTCQB, operated by OTC Markets Group Inc., is designed for developing and entrepreneurial companies in the United States and abroad. To be listed on OTCQB, companies must be current in their financial reporting and undergo an annual verification and management certification process, including meeting a minimum bid price and other financial conditions. With more compliance and quality standards, the OTCQB provides investors improved visibility to enhance trading decisions. The OTCQB is recognized by the United States Securities and Exchange Commission as an established public market providing public information for analysis and value of securities and trading.

Albert Mitrani, CEO, commented, “our listing on the OTCQB is another important milestone for Organicell. It will provide us greater visibility within the investment community, which should increase our access to institutional and retail investors. This additional capital markets exposure will be valuable, as we expect to pursue capital raising opportunities to support our planned clinical trials in connection with the Company’s lead product, Zofin™”.

About Zofin™

Zofin™ is an acellular biologic therapeutic derived from perinatal sources and is manufactured to retain naturally occurring microRNAs, without the addition or combination of any other substance or diluent. Zofin™ contains over 300 growth factors, cytokines, and chemokines as well as extracellular vesicles/nanoparticles.

ABOUT ORGANICELL REGENERATIVE MEDICINE, INC.

Organicell Regenerative Medicine, Inc. (OTCQB: OCEL) is a clinical-stage biopharmaceutical company that harnesses the power of exosomes to develop innovative biological therapeutics for the treatment of degenerative diseases. The Company’s proprietary products are derived from perinatal sources and manufactured to retain the naturally occurring exosomes, hyaluronic acid, and proteins without the addition or combination of any other substance or diluent. Based in South Florida, the company was founded by Albert Mitrani, Chief Executive Officer and Dr. Mari Mitrani, Chief Scientific Officer. To learn more, please visit https://organicell.com/.

FORWARD-LOOKING STATEMENTS

Certain of the statements contained in this press release should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by the use of forward-looking terminology such as “will”, “believes”, “expects”, “potential”, or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. We remind you that actual results could vary dramatically as a result of known and unknown risks and uncertainties, including but not limited to: potential issues related to our financial condition, competition, the ability to retain key personnel, product safety, efficacy and acceptance, the commercial success of any new products or technologies, success of clinical programs, ability to retain key customers, our inability to expand sales and distribution channels, legislation or regulations affecting our operations including product pricing, reimbursement or access, the ability to protect our patents and other intellectual property both domestically and internationally, and other known and unknown risks and uncertainties, including the risk factors discussed in the Company’s periodic reports that are filed with the SEC and available on the SEC’s website (http://www.sec.gov). You are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Specific information included in this press release may change over time and may or may not be accurate after the date of the release. Organicell has no intention and specifically disclaims any duty to update the information in this press release.

Media Contact:

Joshua Rodriguez

Joshua@CNAFinance.com

(503) 464-6502